Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the inclusion of our report dated September 8, 2006 on our audit of the financial statements of Churchill Ventures, Ltd. as of September 5, 2006 and for the period from June 26, 2006 (inception) through September 5, 2006 in Amendment No. 3 to the Form S-1 Registration Statement (No. 333- 135741) to be filed on or about November 1, 2006 and related Prospectus of Churchill Ventures Ltd.

/s/ Eisner LLP

New York, New York
November 2, 2006